EXHIBIT M-4


       HEALTH CARE REIT, INC. AND SUBSIDIARY

           QUARTERLY LIABILITY SCHEDULE

           As of ______________, 19___


                                                      Debt to Worth

Liabilities per financial statements   $-----------      --- to 1




Contingent Liabilities










                         $----------   $----------        ___ to 1

                                       $==========        ___ to 1

Shareholders' Equity                   $==========












(A)  Date letter of credit expires